UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2024

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amended and Restated Structural Loan and Security Agreement

On January 19, 2024, Urgent.ly Inc. (the “Company”) entered into a Third Amended and Restated Loan and Security Agreement (the “Third A&R Structural Loan Agreement”), among the Company, the other loan parties party thereto, the lenders party thereto and Ocean II PLO LLC, as administrative and collateral agent (in such capacity, the “SCI Agent”). The Third A&R Structural Loan Agreement amends and restates the Second Amended and Restated Loan Agreement, dated as of July 12, 2022 (the “Second A&R Structural Loan Agreement”), among the Company, the other loan parties party thereto, the lenders from time to time party thereto and the SCI Agent, to, among other things, permit the partial prepayment of term loans in an aggregate principal amount equal to $17.5 million, together with certain fees applicable thereto, to allow for the joinder of certain of the Company’s foreign and domestic subsidiaries as guarantors, and to extend the maturity date of the loans under the Third A&R Structural Loan Agreement to January 1, 2025. Following the prepayment of term loans contemplated by the Third A&R Structural Loan Agreement, as of January 19, 2024, there was $10.0 million in aggregate principal amount of term loans outstanding under the Third A&R Structural Loan Agreement.

Additional details of the Second A&R Structural Loan Agreement were previously disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023, and are incorporated herein by reference.

The foregoing description of the Third A&R Structural Loan Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Third A&R Structural Loan Agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report.

Fourth Amendment to Highbridge Loan and Security Agreement

On January 19, 2024, Urgent.ly Inc. (the “Company”) entered into a Fourth Amendment to Loan and Security Agreement (the “Fourth Highbridge Amendment”), among the Company, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative and collateral agent (in such capacity, the “HB Agent”). The Fourth Amendment amends the Loan and Security Agreement, dated as of December 16, 2021 (the “Highbridge Loan Agreement”, and as amended by the Fourth Amendment, the “Amended Highbridge Loan Agreement”), among the Company, the other loan parties party thereto, the lenders from time to time party thereto and the HB Agent, to, among other things, allow for the joinder of certain of the Company’s foreign and domestic subsidiaries as guarantors. As of January 19, 2024, there was $40.0 million in aggregate principal amount of term loans outstanding under the Amended Highbridge Loan Agreement.

Additional details of the Highbridge Loan Agreement were previously disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023, and are incorporated herein by reference.

The foregoing description of the Fourth Highbridge Amendment and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Fourth Highbridge Amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 8.01 Other Events.

On January 22, 2024, the Company issued a press release announcing a partnership with a global top 5, US-based automotive OEM. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On January 22, 2024, the Company announced that one of our Customer Partners, which has accounted for approximately 25% of our revenue in prior periods, will not be renewing its agreement with us when the existing contract expires by its terms on January 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 22, 2024

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer